UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2017

Torchlight Energy Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36247	74-3237581
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5700 W. Plano Parkway, Suite 3600
Plano, Texas 75093

(Address of principal executive offices)

Telephone – (214) 432-8002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 30, 2017, we and our wholly-owned subsidiary, Torchlight Acquisition Corporation, a Texas corporation (“TAC”), entered into and closed an Agreement and Plan of Reorganization and Plan of Merger with Line Drive Energy, LLC, a Texas limited liability company (“Line Drive”), under which agreements TAC merged with and into Line Drive and the separate existence of TAC ceased, with Line Drive being the surviving organization and becoming our wholly-owned subsidiary. Line Drive, which was wholly-owned by Gregory McCabe, our Chairman, owned certain assets and securities, including approximately 40.66% of 12,000 gross acres in the Hazel Project and 521,739 warrants to purchase our common stock (which warrants had been assigned by Mr. McCabe to Line Drive). Under the merger transaction, our shares of common stock of TAC converted into a membership interest of Line Drive, the membership interest in Line Drive held by Mr. McCabe immediately prior to the transaction ceased to exist, and we issued Mr. McCabe 3,301,739 restricted shares of common stock as consideration therefor. Immediately after closing, the 521,739 warrants held by Line Drive were cancelled, which warrants had an exercise price of $1.40 per share and an expiration date of June 9, 2020. A Certificate of Merger for the merger transaction was filed with the Secretary of State of Texas on January 31, 2017.

Also on January 30, 2017, our wholly-owned subsidiary, Torchlight Energy, Inc., a Nevada corporation (“TEI”), entered into and closed a Purchase and Sale Agreement with Wolfbone Investments, LLC, a Texas limited liability company (“Wolfbone”) which is wholly-owned by Gregory McCabe. Under the agreement, TEI acquired certain of Wolfbone’s Hazel Project assets, including its interest in the Flying B Ranch #1 well and the 40 acre unit surrounding the well, for consideration of $415,000, and additionally, Wolfbone caused to be cancelled a total of 2,780,000 warrants to purchase our common stock, including 1,500,000 warrants held by McCabe Petroleum Corporation, an entity owned by Mr. McCabe, and 1,280,000 warrants held by Green Hill Minerals, an entity owned by Mr. McCabe’s son, which warrant cancellations were effected through certain Warrant Cancellation Agreements. The 1,500,000 warrants held by McCabe Petroleum Corporation had an exercise price of $1.00 per share and an expiration date of April 4, 2021. The warrants held by Green Hill Minerals included 100,000 warrants with an exercise price of $1.73 and an expiration date of September 30, 2018 and 1,180,000 warrants with an exercise price of $0.70 and an expiration date of February 15, 2020.

After the above transactions, our total ownership in the Hazel Project increased to a 74% working interest across all 12,000 gross acres.

Item 3.02  Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth above under Item 1.01 of this current report, which disclosure is incorporated herein by reference.  As disclosed therein, we issued Gregory McCabe 3,301,739 restricted shares of common stock in connection with the merger transaction.  The securities were issued under the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 and the rules and regulations promulgated thereunder.  The issuance of securities did not involve a “public offering” based upon the following factors: (i) the issuance of the securities was an isolated private transaction; (ii) a limited number of securities was issued to a single purchaser; (iii) there were no public solicitations; (iv) the purchaser represented that he was an “accredited investor”; (v) the investment intent of the purchaser; and (vi) the restriction on transferability of the securities issued.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torchlight Energy Resources, Inc.

Date: February 3, 2017	By: /s/ John A. Brda
John A. Brda
President

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